SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                            August 17, 2001
                            ---------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact Name of Registrant as specified in its charter)


          Colorado              33-23693               84-1090424
----------------------------   -----------        -------------------
(State or other jurisdiction   (Commission           (IRS Employer
    of incorporation)         File Number)        Identification No.)


               45926 OASIS STREET, INDIO, CALIFORNIA 92201
               -------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
                             ---------------
           (Registrant's telephone number including area code)

                                   N/A
                                   ---
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on August 14, 2001:

                              NEWS  RELEASE
                              -------------

            ENTROPIN REPORTS JUNE 30, 2001 FINANCIAL RESULTS

     PATIENT ENROLLMENT ANTICIPATED FOR UPCOMING PHASE II/III STUDY

INDIO, Calif. (August 14, 2001) - Entropin, Inc. (NASDAQ: ETOP; ETOPW), a specialty pharmaceutical development company focused on commercializing Esterom(R), a revolutionary new topical drug with the potential to replace other current therapeutics for treating impaired physical function resulting from painful soft tissue injuries and diseases - such as tendonitis, bursitis and lower back sprain, today reported financial results for the six months ended June 30, 2001.

HIGHLIGHTS OF FIRST HALF 2001 AND SUBSEQUENT WEEKS INCLUDE:

* $10.2 million in cash, cash equivalents and short-term investments as of June 30, 2001
* Cash used in operating activities of approximately $1.6 million during first half 2001
*    Esterom(R) commercial packaging contract awarded to Automatic Liquid
     Packaging
* Mechanism of Action studies underway at Brigham & Women's Hospital at Harvard Medical School
* Entropin issued composition-of-matter patents for all countries in the European Union
* New Phase II/III protocol designed by Blue Ribbon panel of experts and accepted by the U.S. Food and Drug Administration (FDA)
* Four clinical study sites of excellence selected for upcoming Esterom(R) Phase II/III Study
* New experienced clinical team assembled for upcoming Phase II/III study
* Online, centralized data capture system developed to simplify the collection and analysis of Phase II/III clinical study data
*    Generation II Esterom(R) study in process at Mayron Laboratories
* Pharmacokinetic studies of Esterom(R) started at the University of Kansas
*    Randall Carpenter, M.D., expert in clinical development, joins
     Entropin Board
* Bruce Manning, R.Ph., expert in product development and regulatory affairs, joins Entropin Board
*    Deloitte & Touche LLP appointed as independent auditors

Entropin's President and Chief Executive Officer, Thomas G. Tachovsky, Ph.D., commented, "We look forward to an exciting and successful second half of this year. In the next few weeks, we plan to begin patient enrollment for our Phase II/III study with Esterom(R) in treating impaired range of motion associated with acute painful shoulder. To conduct this study, which will be led by renowned medical experts, we have partnered with recognized centers of excellence in orthopedics and rheumatology." Beyond the upcoming Phase II/III trial, the Company anticipates the need for at least one additional clinical study. "We are planning to file a New

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
Drug Application (NDA) for Esterom(R) in 2004. This should allow sufficient time to address all of the FDA requirements prior to filing our NDA," added Dr. Tachovsky.

JUNE 30, 2001 FINANCIAL RESULTS

The Company's net cash used in operating activities was approximately $1.6 million during the first half of 2001, compared with $1.7 million for the same period in 2000. The cash used in operations was primarily related to general operating expenses and expansion of research and development activities. As of June 30, 2001, the Company had approximately $10.2 million in cash, cash equivalents and short-term investments. Entropin's Chief Financial Officer, Patricia G. Kriss, commented, "Our average burn rate for the six months ended June 30, 2001, was approximately $267,000 per month. We expect our average monthly burn rate to increase to approximately $500,000 as we begin our Phase II/III trial."

The net loss for the six months ended June 30, 2001, was $1.8 million, or $0.19 per basic and diluted share on approximately 9.7 million weighted average common shares outstanding. In comparison, the net loss for the six months ended June 30, 2000 was $2.6 million, or $0.31 per share on approximately 8.6 million weighted average common shares outstanding.

Research and development (R&D) expenses for the first half of 2001 were $1.12 million, compared with $1.15 million for the first half of 2000. General and administrative (G&A) expenses were $956,000 for the six months ended June 30, 2001, compared with $1.7 million for the six months ended June 30, 2000. The decrease of approximately $750,000 resulted primarily from a decrease in non-cash charges associated with compensation expense related to stock options granted in exchange for services. G&A expenses, exclusive of these non-cash charges, were $692,000 for the six months ended June 30, 2001, compared with $783,000 for the same period in 2000.

Net interest income was approximately $319,000 for the six months ended June 30, 2001, compared with approximately $269,000 for the same period in 2000. The increase resulted from larger cash, cash equivalent and short-term investment balances during 2001, reflecting the investment of proceeds from the Company's secondary public offering completed in May 2000.

Entropin, Inc. is a specialty pharmaceutical research and development company focused on the development of Esterom(R), a novel topical therapeutic for the treatment of painful soft tissue injuries, such as tendonitis, bursitis or back sprain, that result in impaired function. The Company plans to begin its next clinical study with Esterom(R) in patients with impaired shoulder function in August of 2001.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND

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
CLINICAL TESTING; (2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   ###

                       --Financial Tables Follow--


                             ENTROPIN, INC.
                      (A Development Stage Company)
                        CONDENSED BALANCE SHEETS

                                                         June 30, 2001      December 31, 2000
                                                          (Unaudited)           (Audited)
                                                         -------------      -----------------
ASSETS
Current Assets:
     Cash and cash equivalents                           $  4,259,887        $  6,018,187
     Short-term investments                                 5,981,003           5,821,069
     Other current assets                                     173,711             231,639
                                                         ------------        ------------
          Total current assets                             10,414,601          12,070,895

Other Assets                                                  411,689             335,096
                                                         ------------        ------------

TOTAL ASSETS                                             $ 10,826,290        $ 12,405,991
                                                         ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                                      $    143,495        $    271,035

Long-term Liabilities and Redeemable Preferred Stock        4,081,831           4,130,105

Stockholders' Equity:
     Common Stock                                               9,712               9,688
     Additional Paid-in Capital                            28,730,439          28,241,664
     Deficit accumulated during the development stage     (21,918,725)        (20,159,065)
     Unearned Stock Compensation                             (220,462)            (87,436)
                                                         ------------        ------------
          Total Stockholders' Equity                        6,600,964           8,004,851

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                 $ 10,826,290        $ 12,405,991
                                                         ============        ============


                             ENTROPIN, INC.
                      (A Development Stage Company)
                   CONDENSED STATEMENTS OF OPERATIONS


                                                   For the six months ended
                                                          June 30,             Inception through
                                                   2000              2001        June 30, 2001
                                                   ----              ----        -------------
                                                       (Unaudited)                (Unaudited)
                                              --------------------------------   ------------
OPERATING COSTS AND EXPENSES:
     Research and development                 $  1,122,175     $  1,147,374      $ 10,452,614

     General and administrative                    956,087        1,710,440        11,471,217
                                              ------------     ------------      ------------

          Operating Loss                        (2,078,262)      (2,857,814)      (21,923,831)
Other Income                                       318,602          269,110           854,355
                                              ------------     ------------      ------------
NET LOSS                                        (1,759,660)      (2,588,704)      (21,069,476)
Accrued Dividends - Series B Preferred Stock       (45,750)         (56,375)         (930,407)
                                              ------------     ------------      ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS    $ (1,805,410)    $ (2,645,079)     $(21,999,883)
                                              ============     ============      ============
Basic and diluted net loss per common share   $       (.19)    $       (.31)     $      (3.85)
                                              ============     ============      ============
Weighted average common shares outstanding       9,696,000        8,595,000         5,719,000



                               SIGNATURES
                               ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  August 15, 2001             ENTROPIN, INC.



                                   By /s/ THOMAS G. TACHOVSKY
                                     -----------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer



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